EXHIBIT 10.35.1
SECOND AMENDMENT TO CREDIT AGREEMENT

DSW INC., an Ohio corporation (the "Borrower"), the Guarantors party hereto, and PNC BANK, NATIONAL ASSOCIATION, a national banking association (the "Lender"), agree as follows effective as of January 11, 2016 (the "Effective Date"):

1. Recitals.

1.1 The Borrower, the Guarantors and the Lender are parties to an Amended and Restated Credit Agreement dated as of August 2, 2013 (as amended, restated, supplemented or otherwise modified from time to time, including by a Consent, Waiver and Amendment dated April 15, 2014, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined will have the meanings given such terms in the Credit Agreement.

1.2 Pursuant to Section 2.7 of the Credit Agreement, the Borrower may, subject to the terms and conditions thereof, request that the Lender increase the Revolving Credit Commitment, and the Borrower has requested that the Lender increase the Revolving Credit Commitment from $50,000,000 to $100,000,000.

1.3 Pursuant to this Second Amendment to Credit Agreement (the "Amendment"), the parties desire to provide for such requested increase to the Revolving Credit Commitment and to amend certain provisions of the Credit Agreement.

2. Amendments.

2.1 Item (vii) of the definition of "Permitted Acquisition" set forth in Section 1.1 (Certain Definitions) of the Credit Agreement is hereby deleted and replaced with the following:

(vii) If the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Loan Party, or if the assets acquired in the Acquisition will be transferred to a Subsidiary which is not then a Loan Party, then within 60 days after the consummation of the Acquisition, such Subsidiary shall have been joined as a Borrower or as a Guarantor hereunder, as the Lender shall determine, and the Lender shall have received a first priority security interest and/or mortgage lien in such Subsidiary's equity interests and property of such Subsidiary of the same nature as constitutes Collateral under the Collateral Documents; and

2.2 The definition of "Revolving Credit Commitment" set forth in Section 1.1 (Certain Definitions) of the Credit Agreement is hereby deleted and replaced with the following:

Revolving Credit Commitment shall mean $100,000,000.

3. Representations and Warranties. To induce the Lender to enter into this Amendment, each Loan Party represents and warrants that:

3.1 The Credit Agreement as previously executed and amended and as amended hereby constitutes the legal, valid and binding obligation of each Loan Party and is enforceable against such Loan Patty in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.2 Upon the effectiveness of this Amendment, (i) no Potential Default or Event of Default exists under the terms of the Credit Agreement and (ii) all representations and warranties made by any Loan Party in the Credit Agreement or the other Loan Documents are true and correct in all material respects as if made on and as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier time.

3.3 The Borrower and the Guarantors appearing on the signature page hereto are all of the Loan Parties.

4. Conditions of Effectiveness. This Amendment shall become effective and be deemed effective as of the date hereof if, and only if:

4.1
the Lender shall have received from the Borrower an Amended and Restated Revolving Credit Note in the amount of the Revolving Credit Commitment (after giving effect to this Amendment) and otherwise in a form satisfactory to the Lender and the Borrower;

4.2
the Lender shall have received a certificate, dated the Effective Date, of the Loan Parties (i) as to the incumbency of the signatories to this Amendment and the related documents; (ii) certifying and attaching copies of the articles of incorporation, articles of organization, regulations, operating agreement or other applicable chatter documents of each Loan Party (or, if certified copies of such documents have previously been delivered to the Lender in connection with the Credit Agreement and are unchanged, certification of no changes to such documents), and (iii) certifying and attaching resolutions of the board of directors or other governing body of each Loan Party authorizing the execution, delivery and performance of this Amendment and the related documents; and

4.3	no Potential Default or Event of Default shall have occurred and be continuing on the date hereof.

5. Effect on Credit Agreement.

5.1
Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby.

5.2	Except as specifically amended and modified above, the Credit Agreement and the other Loan Documents shall remain in full force and effect, and are hereby ratified and confirmed.

5.3
The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender, nor constitute a waiver of any provision of the Credit Agreement, any other Loan Document, or any other document, instrument and agreement executed and/or delivered in connection with the Credit Agreement.

6. Unused Fee. The Borrower and the Lender acknowledge that (i) pursuant to Section 1 of the Fee Letter Agreement dated as of August 2, 2013 between the Borrower and the Lender, an unused fee equal to eight (8) basis points per annum of the Average Daily Revolving Credit Availability, calculated on the basis of a 360 day year for the actual number of days elapsed, is due and payable quarterly in arrears to the Lender and (ii) from and after the Effective Date, such fee shall be calculated based on the revised Revolving Credit Commitment amount of $100,000,000.

7.
Costs and Expenses. The Borrower agrees to pay all reasonable and documented costs, fees and expenses (including reasonable attorneys' fees and expenses charged to the Lender) incurred by the Lender in connection with the preparation, execution and delivery of this Amendment and the related documents; provided, however, that such attorneys' fees shall not exceed the aggregate sum of $4,500.

8. General.

8.1 This Amendment will be binding upon and inure to the benefit of the Loan Parties and the Lender and their respective successors and assigns.

8.2	All representations, warranties, and covenants made by any Loan Party herein will survive the execution and delivery of this Amendment.

8.3	This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

8.4
The parties hereto have participated jointly in the negotiation and drafting of this Amendment. If any ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Amendment.

8.5	This Amendment will in all respects be governed and construed in accordance with the laws of the State of Ohio, without regard to conflict of laws principles.

IN WITNESS WHEREOF, the parties have executed and delivered this Second Amendment to Credit Agreement as of the Effective Date.

Date:	January 11, 2016	Borrower:	/s/ Jared Poff
Jared Poff
Vice President Finance and Business Development and Treasurer
DSW SHOE WAREHOUSE, INC.

		Lender:	/s/ George M Gevas
George M Gevas
Senior Vice President
PNC BANK, NATIONAL ASSOCIATION